UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 20, 2023

EACO CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5065 East Hunter Avenue

Anaheim, California 92807

(Address of Principal Executive Offices)

(714) 876-2490

(Registrant’s Telephone No.)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported on a Current Report on Form 8-K filed on October 6, 2023 with the Securities and Exchange Commission (the “SEC” or the “Commission”), on October 5, 2023, Bisco Industries, Inc. (“Bisco”), a wholly-owned subsidiary of EACO Corporation (the “Company”), entered into a Purchase Agreement for Real Property and Escrow Instructions (the “Purchase Agreement”) with the Glen F. Ceiley and Barbara A. Ceiley Revocable Trust (the “Trust”), a trust beneficially owned and controlled by Mr. Glen F. Ceiley, the Company’s Chief Executive Officer, Chairman of the Board and major stockholder. Pursuant to the Purchase Agreement, the Trust agreed to sell the real property located at 5037/5065 East Hunter Avenue, Anaheim, California 92807 (the “Existing Property”), for a purchase price of $31,000,000 in cash (such transaction, the “Property Purchase”).

On October 20, 2023, the closing of the Property Purchase occurred, and the Company released the purchase price of $31,000,000 through an escrow process.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

2.1	Purchase Agreement for Real Property and Escrow Instructions dated October 5, 2023 between Bisco and the Trust (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 6, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2023	EACO CORPORATION

	By:	/s/ Glen Ceiley
Glen Ceiley, Chief Executive Officer